Exhibit 23.1

Consent of L.E.K. Consulting LLC

L.E.K. Consulting LLC (“L.E.K.”) hereby consents to the use of L.E.K.’s name and the statements attributed to L.E.K. in the Registration Statement of Aegerion Pharmaceuticals, Inc. on form S-1, dated June 16, 2011 (and any amendments thereto), provided that any modifications to the use of L.E.K.’s name or the statements attributed to L.E.K. in such Registration Statement shall be subject to the prior consent of L.E.K.

L.E.K. CONSULTING LLC

By:	/s/ Shuba Satyaprasad
Name:	Shuba Satyaprasad
Title:	General Counsel

Date:	June 15, 2011
Boston, MA